UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 19, 2014 (May 16, 2014)

PFIZER INC.

(Exact name of registrant as specified in its charter)

Delaware	1-3619	13-5315170
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

235 East 42nd Street New York, New York		10017
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:

(212) 733-2323

Not Applicable

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

On May 18, 2014, Pfizer Inc. (the “Company”) issued an announcement (the “Announcement”) pursuant to Rule 2.4 of the U.K. City Code on Takeovers and Mergers disclosing, among other things, that (a) on May 16, 2014 it submitted a further increased written proposal to AstraZeneca plc to make an offer to combine the two companies and (b) on May 18, 2014 it announced its final proposal to combine the two companies. A copy of the Announcement is attached hereto as Exhibit 99.1 and is incorporated by reference into this Item 7.01. The May 16 written proposal is attached to the Announcement as an Appendix.

Pursuant to General Instruction B.2. to Form 8-K, the information set forth in this Item 7.01 (except insofar as such information is also set forth under Item 8.01 below) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

Item 8.01 Other Information

The information contained in Item 7.01 above is incorporated into this Item 8.01.

Item 9.01 Financial Statements and Exhibits

(d)	The following exhibits are being furnished with this Current Report on Form 8-K.

Exhibit No.	Description

99.1	Rule 2.4 Announcement, dated May 18, 2014.

SIGNATURE

Under the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the authorized undersigned.

PFIZER INC.

By:	/s/ Atiba D. Adams
Atiba D. Adams
Vice President, Corporate Secretary &
Chief Governance Counsel

Dated: May 19, 2014

EXHIBIT INDEX

Exhibit No.	Description

99.1	Rule 2.4 Announcement, dated May 18, 2014.

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